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Exhibit 10.17.5

JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM

<PARTC_NAME>
<PARTC_ADDR_1>
<PARTC_ADDR_2>
<PARTC_CITY>, <PARTC_STATE> <PARTC_ZIP>

        The Company grants to <PARTC_NAME> ("you" or "Grantee"), effective <GRANT_DT> (the "Grant Date"), a Restricted Stock Award (the "LTI Award") as described below, subject to the attached Company Plan and the attached Appendix A.

Restricted Stock Award—see Terms of Restricted Stock Award attached as Appendix A
Number of Shares Granted:	<OPTS_GRANTED>

          a.     Except as otherwise provided herein and/or in the Plan, the LTI Award will become vested and no longer subject to restriction on the vesting dates and in the amounts indicated below, provided that you have not experienced a Termination of Affiliation and subject to the satisfaction of applicable Section 162(m) performance criteria, if any, as established by the Janus Capital Group Inc. Compensation Committee (the "Committee"). However, in the event that a vesting date occurs on a day when the New York Stock Exchange is closed, then such vesting date will occur on the next business day.

Date First Exercisable	Percentage Vesting
February 1, 2012	25%
February 1, 2013	25%
February 1, 2014	25%
February 1, 2015	25%

          b.     Notwithstanding the provisions of (a) above, if there is a Change of Control, you have a Termination of Affiliation due to death or Disability, or upon Retirement (as defined in the Plan), the LTI Award shall vest in full. Except as provided above, in the event that you have a Termination of Affiliation, any portion of the LTI Award that is unvested, and any of your rights hereunder, shall be terminated, cancelled and forfeited effective immediately upon such Termination of Affiliation.

          c.     In accordance with the Plan, the Committee may, in its sole discretion, accelerate the vesting of all or a portion of the LTI Award or waive any or all of the terms and conditions applicable to this LTI Acceptance Form or the attached Appendix. This LTI Acceptance Form or the attached Appendix does not supersede, or otherwise amend or affect any other LTI awards, agreements, rights or restrictions that may exist between the parties.

          d.     Capitalized terms used but not defined in this LTI Acceptance Form have the meaning specified in the Plan and/or in the attached Appendix.

        By electronically accepting this LTI Award, you acknowledge receipt of, and agree to be bound by the terms and conditions set forth in the LTI Acceptance Form, Appendix and the Company Plan, all of which are incorporated by reference herein and are an integral part of this LTI Award. In the event you fail to accept the LTI Award within sixty (60) days, the Company reserves the right to terminate and forfeit the LTI Award (including any rights provided for in this LTI Acceptance Form and Appendix) or to suspend or forfeit all of any vesting event(s) arising from the LTI Award.

 APPENDIX A—TERMS OF RESTRICTED STOCK AWARD

1.     Grant of Restricted Stock Award.

        Subject to the provisions of this Appendix, the LTI Acceptance Form and the Company's 2010 Long Term Incentive Stock Plan, as may be amended from time to time (the "Plan"), the Company hereby grants to the Grantee the number of restricted shares of common stock of the Company, par value $.01 per share ("Common Stock") identified under the Restricted Stock Award section of the attached LTI Acceptance Form (the "Restricted Stock").

2.     No Right to Continued Employment.

        Nothing in this Appendix or the Plan shall confer upon Grantee any right to continue providing services to, or be in the employ of, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate Grantee's association or employment at any time. For purposes of the LTI Acceptance Form and this Appendix, "Services" shall mean that the Grantee is providing services to the Company or any Subsidiary in the capacity as an employee, a member of the board of directors of the parent company, a trustee of a Janus-affiliated investment company trust, or a consultant pursuant to a written consulting agreement.

3.     Unfair Interference.

        During Grantee's employment with the Company or any Subsidiary and during the twelve months after Termination of Affiliation, Grantee shall not: (i) knowingly and directly solicit, hire or attempt to hire, or assist another in soliciting, hiring or attempting to hire, on behalf of any Competitive Business, any person who is an employee or contractor of the Company or any Subsidiary; or (ii) knowingly and directly divert, attempt to divert, or solicit, or assist another in diverting, attempting to divert or soliciting, the customer business of any Protected Client on behalf of a Competitive Business. For purposes of this section, "Competitive Business" means any business that provides investment advisory or investment management services or related services; and "Protected Client" shall mean any person or entity to whom the Company or any Subsidiary provided investment advisory or investment management services at any point during the six months preceding Grantee's Termination of Affiliation.

4.     Clawback.

        Notwithstanding anything to the contrary contained in this Agreement, and subject to then-applicable U.S. Securities and Exchange Commission, New York Stock Exchange and/or other regulatory requirements related to clawback or compensation reimbursement rules, if Grantee is found by a court of competent jurisdiction (in a final judgment that is either not appealed or is non-appealable) or by any relevant regulator to have knowingly committed fraud against the Company or any of its Affiliates, or if Grantee is found to have actively participated in, knowingly concealed or covered up, or knowingly failed to identify a material misstatement in the Company's financial statements, the Grantee's LTI award granted in the three calendar years prior to such judgment or regulatory determination, whether vested or unvested, shall be immediately forfeited and cancelled, and Grantee shall promptly return and repay to the Company, in respect of any Company shares, stock options or mutual fund units previously transferred to Grantee pursuant to such LTI award agreements, an amount equal to the lesser of: (i) the fair market value of such shares, stock options (based on the intrinsic value of such stock options) or mutual fund units on the date of vesting, and (ii) the fair market value of such shares, stock options (based on the intrinsic value of such stock options) or mutual fund units on the date on which such repayment obligation arises, in each case, regardless of whether the Grantee previously sold or otherwise disposed of such shares.

5.     Issuance of Shares.

        Subject to Section 11 (pertaining to the withholding of taxes), as soon as practicable after each vesting event under Subsection (a) of the LTI Acceptance Form, or if Grantee had a Termination of Affiliation pursuant to Subsection (b) of the LTI Acceptance Form, as soon as practicable after such termination (in each case, provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Appendix or the Plan), the Company shall issue (or cause to be delivered) to the Grantee one or more stock certificates or otherwise transfer shares with respect to the Restricted Stock vesting (or shall take other appropriate steps to reflect the Grantee's unrestricted ownership of all or a portion of the vested Restricted Stock that is subject to this Appendix).

6.     Nontransferability of the Restricted Stock.

        Any unvested shares of the Restricted Stock shall not be transferable by the Grantee by means of sale, assignment, exchange, encumbrance, pledge or otherwise.

7.     Rights as a Stockholder.

        Except as otherwise specifically provided in this Appendix, the Grantee shall have all the rights of a stockholder with respect to the Restricted Stock including, without limitation, the right to vote the Restricted Stock and the right to receive dividend payments. Dividends and distributions other than regular cash dividends, if any, may result in an adjustment pursuant to Section 8.

8.     Adjustment in the Event of Change in Stock.

        In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Common Stock or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the Common Stock such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number and type of shares, or, if deemed appropriate, make provision for a cash payment to the Grantee or the substitution of other property for shares of Restricted Stock; provided, that the number of shares of Restricted Stock shall always be a whole number.

9.     Payment of Transfer Taxes, Fees and Other Expenses.

        The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by Grantee in connection with the Restricted Stock, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

10.   Other Restrictions.

        The Restricted Stock shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the Grantee with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of, or in connection with, the delivery or purchase of shares pursuant thereto, then in any such event, the grant and/or vesting of Restricted Stock shall not be effective unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.   Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in the gross income of the Grantee for federal income tax purposes with respect to any Restricted Stock, the Grantee shall pay all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by either: (i) participating in the Company's Share Withholding Program to have shares withheld and/or sold by the Company or its agent (provided that it will not result in adverse accounting consequences to the Company), or (ii) making other payment arrangements satisfactory to the Company. The obligations of the Company under this Appendix shall be conditioned on compliance by the Grantee with this Section 11. It is intended that the foregoing provisions of this Section 11 shall normally govern the payment of withholding taxes; however, if withholding is not accomplished under the preceding provisions of this Section 11, the Grantee agrees that the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Grantee, including compensation or the delivery of the Restricted Stock that gives rise to the withholding requirement.

12.   Notices.

        Any notice to be given to the Company shall be addressed to the Company at its principal office, in care of its Assistant Corporate Secretary. Any notice to be given to Grantee shall be addressed to Grantee at the address listed in the Company's records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Grantee, when actually delivered; when deposited in the U.S. Mail, postage prepaid and properly addressed to the Grantee; or when delivered by overnight courier.

13.   Binding Effect.

        Except as otherwise provided hereunder, this Appendix shall be binding upon and shall inure to the benefit of the heirs, executors or successors of the parties to this Appendix.

14.   Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Appendix shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Appendix, the Restricted Stock is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

15.   Severability.

        The invalidity or enforceability of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix.

16.   Conflicts and Interpretation.

        In the event of any conflict between this Appendix and the Plan, the Plan shall control. In the event of any ambiguity in this Appendix, or any matters as to which this Appendix is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

17.   Amendment; Section 409A of the Code.

        Except as otherwise provided for in this Appendix, this Appendix may not be modified, amended or waived except by an instrument in writing approved by both parties hereto which specifically states that it is amending this Appendix. However, this Appendix is subject to the power of the Board or the Committee to amend the Plan as provided therein, except that no such amendment shall adversely affect your rights under the LTI Acceptance Form or this Appendix without your consent. The waiver by either party of compliance with any provision of this Appendix shall not operate or be construed as a waiver of any other provision of this Appendix, or of any subsequent breach by such party of a provision of this Appendix. Notwithstanding anything to the contrary contained in the Plan or in this Appendix, to the extent that the Company determines that the Restricted Stock is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Company reserves the right to amend, restructure, terminate or replace the Restricted Stock in order to cause the Restricted Stock to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

18.   Headings.

        The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Appendix.

 JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM

[NAME]
[ADDRESS]
[CITY, STATE, ZIP]

        The Company grants to [NAME] ("you" or "Participant"), effective as of February 4, 2011, a Mutual Fund Unit Award (the "LTI Award") as described below, subject to the attached Company Plan and the attached Appendix.

Mutual Fund Unit Award—see Terms of Mutual Fund Unit Award attached as Appendix A
Value on Grant Date:	$

          a.     Except as otherwise provided herein and/or in the Plan, the LTI Award will become vested and no longer subject to restriction on the vesting dates and in the amounts indicated below, provided that you have not experienced a Termination of Affiliation and subject to the satisfaction of applicable Section 162(m) performance criteria, if any, as established by the Janus Capital Group Inc. Compensation Committee (the "Committee"). However, in the event that a vesting date occurs on a day when the New York Stock Exchange is closed, then such vesting date will occur on the next business day.

Date First Exercisable	Percentage Vesting
February 1, 2012	25%
February 1, 2013	25%
February 1, 2014	25%
February 1, 2015	25%

          b.     Notwithstanding the provisions of (a) above, if there is a Change of Control, you have a Termination of Affiliation due to death or Disability, or upon Retirement (as defined in the Plan), the LTI Award shall vest in full. Except as provided above, in the event that you have a Termination of Affiliation, any portion of the LTI Award that is unvested, and any of your rights hereunder, shall be terminated, cancelled and forfeited effective immediately upon such Termination of Affiliation.

          c.     In accordance with the Plan, the Committee may, in its sole discretion, accelerate the vesting of all or a portion of the LTI Award or waive any or all of the terms and conditions applicable to this LTI Acceptance Form or the attached Appendix. This LTI Acceptance Form or the attached Appendix does not supersede, or otherwise amend or affect any other LTI awards, agreements, rights or restrictions that may exist between the parties.

          d.     Capitalized terms used but not defined in this LTI Acceptance Form have the meaning specified in the Plan and/or in the attached Appendix.

        By executing this LTI Acceptance Form, you indicate your acceptance of the LTI Award set forth above and agree to be bound by the terms, conditions and provisions set forth in the LTI Acceptance Form, the attached Appendix A and the Company Plan, all of which are incorporated by reference herein and are an integral part of this LTI Acceptance Form. Please sign and return this LTI Acceptance Form to the Assistant Corporate Secretary's Office in the envelope provided within sixty (60) days after the Company's mailing of this LTI Acceptance Form to you. In the event you fail to return the executed original within sixty (60) days, the Company reserves the right to terminate and forfeit the LTI Award (including any rights provided for in this LTI Acceptance Form and the attached Appendix A), or to suspend or forfeit all or any vesting event(s) arising from the LTI Award. This LTI Acceptance Form may be executed in counterparts, which together shall constitute one and the same original. This LTI Acceptance Form may be executed by the exchange of facsimile signature pages,

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provided that by doing so the Participant agrees to provide an original signature as soon thereafter as possible.

ACCEPTED AND AGREED TO AS OF THE GRANT DATE:
PARTICIPANT:
[NAME]

JANUS CAPITAL GROUP INC.
By:
	By:	Curt R. Foust
	Title:	Assistant Corporate Secretary

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 APPENDIX A—TERMS OF MUTUAL FUND UNIT AWARD

1.     Grant of Mutual Fund Unit Award.

        Subject to the provisions of this Appendix, the LTI Acceptance Form and the Company's Mutual Fund Share Investment Plan, as may be amended from time to time (the "Plan"), the Company hereby grants to Participant a phantom mutual fund award (the "Mutual Fund Award") as identified in the Mutual Fund Unit Award section of the attached LTI Acceptance Form.

2.     Retail Account Required.

        If you are a U.S. based employee, you must have an open account designated or approved in advance by Janus in order to receive any proceeds or benefits (including vesting) from this Mutual Fund Award. A failure to maintain such an account will subject this Mutual Fund Award to a suspension of vesting or cancellation and forfeiture.

3.     No Right to Continued Employment.

        Nothing in this Appendix or the Plan shall confer upon Participant any right to continue providing services to, or be in the employ of, the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate Participant's association or employment at any time.

4.     Unfair Interference.

        During Participant's employment with the Company or any Subsidiary and during the twelve months after Termination of Affiliation, Participant shall not: (i) knowingly and directly solicit, hire or attempt to hire, or assist another in soliciting, hiring or attempting to hire, on behalf of any Competitive Business, any person who is an employee or contractor of the Company or any Subsidiary; or (ii) knowingly and directly divert, attempt to divert, or solicit, or assist another in diverting, attempting to divert or soliciting, the customer business of any Protected Client on behalf of a Competitive Business. For purposes of this section, "Competitive Business" means any business that provides investment advisory or investment management services or related services; and "Protected Client" shall mean any person or entity to whom the Company or any Subsidiary provided investment advisory or investment management services at any point during the six months preceding Participant's Termination of Affiliation.

5.     Clawback.

        Notwithstanding anything to the contrary contained in this Appendix, the LTI Acceptance Form and/or the Plan, and subject to then-applicable U.S. Securities and Exchange Commission, New York Stock Exchange and/or other regulatory requirements related to clawback or compensation reimbursement rules, if Participant is found by a court of competent jurisdiction (in a final judgment that is either not appealed or is non-appealable) or by any relevant regulator to have knowingly committed fraud against the Company or any of its Affiliates, or if Participant is found to have actively participated in, knowingly concealed or covered up, or knowingly failed to identify a material misstatement in the Company's financial statements, the Participant's LTI award granted in the three calendar years prior to such judgment or regulatory determination, whether vested or unvested, shall be immediately forfeited and cancelled, and Participant shall promptly return and repay to the Company, in respect of any Company shares, stock options or mutual fund units previously transferred to Participant pursuant to such LTI award agreements, an amount equal to the lesser of: (i) the fair market value of such shares, stock options (based on the intrinsic value of such stock options) or mutual fund units on the date of vesting, and (ii) the fair market value of such shares, stock options (based on the intrinsic value of such stock options) or mutual fund units on the date on which such repayment obligation arises, in each case, regardless of whether the Participant previously sold or otherwise disposed of such shares.

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6.     Allocation Elections.

          a.     During the vesting period, Participant's award will be credited to Participant's Mutual Fund Share Investment Account ("Account"). The award will be deemed invested in the phantom investments selected by Participant pursuant to online elections through the Plan administrative system or as otherwise provided by the Company. Participant may change the investment elections from time to time; provided, however, in no event shall Participant be able to make changes to the investment elections more than four (4) times per calendar year and any such change should be effective within five (5) days after such election is made. If you are an investment research analyst, or become an investment research analyst during the vesting period of this Mutual Fund Award, you may be required to allocate your investment elections to certain phantom investments as designated in writing by the Director of Research, the Co-Chief Investment Officers or the Chief Executive Officer.

          b.     By accepting this Mutual Fund Award, Participant acknowledges and agrees that (i) Participant will open a Janus-designated account needed to receive any proceeds or benefits (including vesting) from this Mutual Fund Award, unless Participant already has such an account (does not apply to employees based outside of the United States); (ii) account balances are subject to any net appreciation or depreciation accruing from time to time based on Participant's deemed investment election of the Account balance in accordance with Participant's allocation election(s) in effect from time to time; (iii) Participant is solely responsible for any net appreciation or net depreciation in the balance of Participant's Account resulting from Participant's deemed investment elections; (iv) the Company does not guarantee or represent in any manner whatsoever that Participant will realize any appreciation in the balance of the Account as a result of allocating the Account balance for deemed investments in the Janus mutual funds; and (v) any allocation elections must comply with the Company's pre-clearance and applicable prospectus requirements. Participant further agrees and acknowledges that Participant is under no obligation to make a deemed investment election in any particular fund, and, if no such investment election is made, that the balance and any transfers in Participant's Account shall be deemed invested in the Janus Money Market Fund or similar mutual fund if the Janus Money Market Fund is not available.

7.     Distribution upon Vesting.

        Subject to the terms of the Plan (including but not limited to Section 5.3 of the Plan), as soon as practicable following the vesting of all or a portion of Participant's Mutual Fund Award (but in no case later than 60 days following the date on which a vesting event occurs), the value of the vested portion of Participant's Account (subject to applicable tax withholding) will be deposited into a Janus-designated account to purchase the mutual funds in which Participant was invested on a phantom basis at the time such distribution is processed. In the event Participant's chosen mutual funds are not available for purchase by Participant at the time of distribution, the Company has the sole discretion to either purchase different but similar mutual funds or to deposit the net proceeds into the Janus Money Market Fund on behalf of Participant.

8.     Taxes and Withholding.

        No later than the date as of which an amount first becomes includible in Participant's gross income for federal income tax purposes with respect to any Mutual Fund Award, the Company shall withhold all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld.

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9.     Amendment; Section 409A of the Code.

        This Appendix may not be modified, amended or waived except by an instrument in writing approved by both parties hereto or approved by the Committee. The waiver by either party of compliance with any provision of this Appendix shall not operate or be construed as a waiver of any other provision of this Appendix, or of any subsequent breach by such party of a provision of this Appendix. The intent of the parties is that payments and benefits under this Mutual Fund Award comply with Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Mutual Fund Award shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, a Participant shall not be considered to have terminated employment with the Company for purposes of this Mutual Fund Award unless the Participant would be considered to have incurred a "separation from service" from the Company within the meaning of Section 409A. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Appendix during the six-month period immediately following a Participant's separation from service shall instead be paid within five (5) business days after the date that is six months following the Participant's separation from service (or death, if earlier).

9.     Notices.

        Any notice to be given to the Company shall be addressed to the Company at its principal office, in care of its Assistant Corporate Secretary. Any notice to be given to Participant shall be addressed to Participant at the address listed in the Company's records. By a notice given pursuant to this section, either party may designate a different address for notices. Any notice shall have been deemed given (i) when actually delivered to the Company, or (ii) if to the Participant, when actually delivered; when deposited in the U.S. Mail, postage prepaid and properly addressed to the Participant; or when delivered by overnight courier.

10.   Binding Effect.

        Except as otherwise provided hereunder, this Appendix shall be binding upon and shall inure to the benefit of the heirs, executors or successors of the parties to this Appendix.

11.   Laws Applicable to Construction.

        The interpretation, performance and enforcement of this Appendix shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Appendix, the Mutual Fund Award is subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

12.   Severability.

        The invalidity or enforceability of any provision of this Appendix shall not affect the validity or enforceability of any other provision of this Appendix.

13.   Conflicts and Interpretation.

        In the event of any conflict between this Appendix and the Plan, the Plan shall control. In the event of any ambiguity in this Appendix, or any matters as to which this Appendix is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

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 JANUS CAPITAL GROUP INC.
DESIGNATION OF BENEFICIARY

        In connection with my Janus Capital Group Inc. ("Janus") restricted stock awards, restricted stock unit awards, stock option awards and/or mutual fund awards (collectively, "LTI Awards"), and revoking any previous designation in connection with LTI Awards previously granted to me, I hereby designate:

(Beneficiary/Trust Name and Relationship)
Address

as my beneficiary to receive upon my death the balance of all my LTI Award benefits, if any, under the respective plan of each LTI Award. This designation of beneficiary shall be binding upon my estate and upon my heirs and legatees, and the Company may rely hereon without further authorization from any representative of my estate or any other persons and without inquiring into the terms of my Last Will and Testament or any Codicil thereto. If the beneficiary designated hereinabove shall have predeceased me, then I direct that, upon my death, my estate shall become the beneficiary of all my LTI Award benefits under the respective plan of each LTI Award to the extent permitted by, and in accordance with the terms and conditions of each LTI Award plan. I reserve the right to change, in writing, this designation of beneficiary at any time, and I understand that this designation shall not become effective until received by the Company's Corporate Secretary.

        I have executed this Designation of Beneficiary this          day of                            , 2011.

[NAME]

QuickLinks

  Exhibit 10.17.5
JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM
APPENDIX A—TERMS OF RESTRICTED STOCK AWARD
JANUS LONG TERM INCENTIVE AWARD ("LTI") ACCEPTANCE FORM
APPENDIX A—TERMS OF MUTUAL FUND UNIT AWARD
JANUS CAPITAL GROUP INC. DESIGNATION OF BENEFICIARY